UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  April 18, 2005
                                                           -----------------





                             C&D Technologies, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                                 1-9389                  13-3314599
----------------               --------------------------       -------------
(State or other                (Commission file number)         (IRS employer
jurisdiction of                                                 identification
incorporation)                                                  no.)


       1400 Union Meeting Road,
       Blue Bell, Pennsylvania                                        19422
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(Address of principal executive offices)                             (Zip code)


       Registrant's telephone number, including area code: (215) 619-2700
                                                           --------------


                                       N/A
                    ----------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

C&D Technologies, Inc. (the "Company") was unable to file its Annual Report on Form 10-K for the fiscal year ended January 31, 2005, within the prescribed time period (i.e., on or before the April 18, 2005, due date) without unreasonable effort or expense. The Company expects, however, to file the Form 10-K on or before May 3, 2005. The Company requires the additional time in order for (i) the Company to complete the preparation of its consolidated financial statements which will be included in the Form 10-K for the reasons stated below and (ii) the Company's management to complete its assessment of the effectiveness of the Company's internal control over financial reporting as of January 31, 2005, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Since management has not yet completed its testing and evaluation of the Company's internal control over financial reporting, there can be no assurance that, as a result of the ongoing testing and evaluation of internal control over financial reporting, additional deficiencies will not be identified or that any deficiencies identified previously or hereafter, either alone or in the aggregate, will not be considered a material weakness in the Company's internal control over financial reporting as of January 31, 2005.

As a result of its annual assessment of goodwill in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," the Company has concluded that an impairment of its goodwill exists. At this time, the Company believes its fourth quarter results will include a non-cash pre-tax goodwill impairment charge that may exceed $65 million. This impairment results from the Company's year-end analysis of goodwill for its Power Electronics Division, which has goodwill of $112 million of the Company's total goodwill of $171 million. This non-cash pre-tax charge is expected to be in addition to the March 7, 2005, announced fourth quarter net loss, which had been anticipated to be in the range of $.04 to $.06 per share, but is currently expected to be a net loss of approximately $.08 per share, with both of the March and current estimates excluding any effect of the annual assessment of goodwill. The determination of the amount of the impairment to goodwill and/or other assets has not yet been finalized. Any estimate of the impairment at this time could change upon finalization of the goodwill impairment analysis.

This Form 8-K may  contain  forward-looking  statements  (within  the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the Company's Securities and Exchange Commission filings (including without limitation the Company's annual report on Form 10-K for the fiscal year ended January 31, 2004, or the quarterly reports filed on Form 10-Q thereafter), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            C&D TECHNOLOGIES, INC.



Date:  April 19, 2005                     By: /s/ Stephen E. Markert, Jr.
---------------------                         ---------------------------------
                                              Stephen E. Markert, Jr.,
                                              Vice President - Finance and
                                              Chief Financial Officer